Exhibit o (11) under Form N-1A
Exhibit 24 under Item 601/Reg. S-K

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED STOCK AND BOND FUND and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-1A, relating to the proposed establishment of the Trust, and any amendments to the Registration Statement, including post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue	May 16, 2008
John F. Donahue	Trustee

/S/ J. Christopher Donahue
J. Christopher Donahue	President and Trustee	May 16, 2008
(Principal Executive Officer)

/S/ Richard A. Novak
Richard A. Novak	Treasurer	May 16, 2008
(Principal Financial Officer)

/S/ Thomas G. Bigley
Thomas G. Bigley	Trustee	May 16, 2008

/S/ John T. Conroy, Jr.
John T. Conroy, Jr.	Trustee	May 16, 2008

/S/ Nicholas P. Constantakis
Nicholas P. Constantakis	Trustee	May 16, 2008

Federated Stock and Bond Fund - Power of Attorney

/S/ John F. Cunningham
John F. Cunningham	Trustee	May 16, 2008

/S/ Peter E. Madden
Peter E. Madden	Trustee	May 16, 2008

/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.	Trustee	May 16, 2008

/S/ John E. Murray, Jr.
John E. Murray, Jr.	Trustee	May 16, 2008

/S/ R. James Nicholson
R. James Nicholson	Trustee	May 16, 2008

/S/ Thomas M. O’Neill
Thomas M. O’Neill	Trustee	May 16, 2008

/S/ Marjorie P. Smuts
Marjorie P. Smuts	Trustee	May 16, 2008

/S/ John S. Walsh
John S. Walsh	Trustee	May 16, 2008

/S/ James F. Will
James F. Will	Trustee	May 16, 2008